UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007 (October 9, 2007)

PLURISTEM LIFE SYSTEMS, INC
(Exact name of registrant as specified in its charter)

NEVADA	001-31392	98-0351734

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel	31905

(Address of principal executive offices)	(Zip Code)

011 972 4 850 1080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2007, Nachum Rosman was appointed as an additional member of the Board of Directors of Pluristem Life Systems, Inc (the "Company"), by the existing Board of Directors. Currently, Mr. Rosman is not named as a member of any committee of the Board of Directors. Mr. Rosman is an “independent director”, as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as a result the Company’s Board of Directors has a majority of independent directors.

In 1999, Mr. Rosman founded Talecity Ltd, a movie production company, and has since been serving as its Chief Financial Officer. In addition he provides management and consulting services for startup companies in the financial, organizational and human resource aspects of their operations. Mr. Rosman also serves as a director at several privately held companies. Throughout his career, Mr. Rosman held Chief Executive and Chief Financial Officer positions in Israel, the United States and England. In these jobs he was responsible, among other things, for finance management, fund raising, acquisitions and technology sales. Mr. Rosman holds a B.S.C in Management Engineering and an M.S.C in Operations Research from the Technion, Haifa, Israel. Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.
(registrant)

By:	/s/ Zami Aberman
Date: October 12, 2007
Name: Zami Aberman
Title: Chief Executive Officer